                                                                EXHIBIT 10.48




                      PURCHASE AGREEMENT FOR REAL PROPERTY


                             AND ESCROW INSTRUCTIONS


                                     BETWEEN


                                  K/B FUND II,
                         a Delaware general partnership


                                    AS SELLER


                                       AND


                            BRANDYWINE REALTY TRUST,
                            a Maryland business trust


                                    AS BUYER



                          (DELAWARE CORPORATE CENTER I
                          NEW CASTLE COUNTY, DELAWARE)






                                                                 August 12, 1996
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                                TABLE OF CONTENTS


                                                                           PAGE


1.  PURCHASE OF PROPERTY..........................................         -1-

2.  BASIC TERMS AND DEFINITIONS...................................         -1-

    2.1      PROPERTY.............................................         -1-
    2.2      PURCHASE PRICE.......................................         -1-
    2.3      TERMS OF PURCHASE....................................         -1-
    2.4      EFFECTIVE DATE.......................................         -2-
    2.5      OUTSIDE DATE.........................................         -2-
    2.6      TITLE APPROVAL PERIOD................................         -3-
    2.7      FEASIBILITY PERIOD...................................         -3-
    2.8      ESCROW HOLDER........................................         -3-
    2.9      TITLE COMPANY........................................         -3-

3.  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE...................         -3-

    3.1      TITLE CONDITION......................................         -3-
    3.2      FEASIBILITY CONDITION................................         -4-
    3.3      REPRESENTATIONS AND WARRANTIES.......................         -5-
    3.4      DELIVERY OF DOCUMENTS................................         -5-
    3.5      TENANT ESTOPPEL CERTIFICATE..........................         -5-
    3.6      GROUND LESSOR ESTOPPEL CERTIFICATE...................         -5-

4.  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE..................         -5-

    4.1      PERFORMANCE OF COVENANTS.............................         -5-
    4.2      REPRESENTATIONS AND WARRANTIES.......................         -5-
    4.3      DELIVERY OF DOCUMENTS................................         -5-
    4.4      OPENING OF ESCROW....................................         -5-
    4.5      CONSENTS AND APPROVALS...............................         -6-
    4.6      LEASEHOLD RELEASES...................................         -6-

5.  CLOSING.......................................................         -6-

    5.1      THE CLOSING..........................................         -6-
    5.2      SELLER'S CLOSING OBLIGATIONS.........................         -6-
    5.3      BUYER'S CLOSING OBLIGATIONS..........................         -7-

6.  TERMINATION OF THIS AGREEMENT.................................         -7-

    6.1      FAILURE TO CLOSE BY OUTSIDE DATE.....................         -7-
    6.2      FAILURE OF A CONDITION...............................         -7-


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                                TABLE OF CONTENTS


                                                                           PAGE

    6.3      CONSEQUENCES.........................................          -7-
    6.4      ESCROW CANCELLATION CHARGES..........................          -8-
    6.5      LIQUIDATED DAMAGES...................................          -8-

7.  GENERAL ESCROW PROVISIONS......................................         -8-

    7.1      ESCROW INSTRUCTIONS...................................         -8-
    7.2      OPENING OF ESCROW.....................................         -8-
    7.3      GENERAL PROVISIONS....................................         -9-
    7.4      PRORATIONS............................................         -9-
    7.5      PAYMENT OF COSTS......................................        -11-
    7.6      ESCROW HOLDER AUTHORIZED TO COMPLETE BLANKS...........        -11-
    7.7      RECORDATION AND DELIVERY OF FUNDS AND DOCUMENTS.......        -11-

8.  NO BROKERAGE COMMISSIONS.......................................        -12-

9.  REPRESENTATIONS AND WARRANTIES.................................        -12-

    9.1      SELLER'S REPRESENTATIONS AND WARRANTIES...............        -12-
    9.2      BUYER'S REPRESENTATIONS AND WARRANTIES................        -14-

10. CONDUCT DURING ESCROW..........................................        -17-

    10.1     ENTRY ON PROPERTY.....................................        -17-
    10.2     SELLER'S OPERATIONS AND NEGOTIATIONS..................        -18-

11. CONDEMNATION OR CASUALTY.......................................        -19-

    11.1     CONDEMNATION..........................................        -19-
    11.2     CASUALTY..............................................        -20-

12. REMEDIES AGAINST SELLER........................................        -20-

13. GENERAL PROVISIONS.............................................        -20-

    13.1     ASSIGNMENT............................................        -20-
    13.2     ATTORNEYS' FEES AND/OR COSTS..........................        -21-
    13.3     NOTICES AND APPROVALS.................................        -21-
    13.4     CONTROLLING LAW.......................................        -22-
    13.5     TITLES AND CAPTION....................................        -22-
    13.6     INTERPRETATION........................................        -22-
    13.7     NO WAIVER.............................................        -22-

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                                TABLE OF CONTENTS

                                                                           PAGE


    13.8     MODIFICATIONS.........................................        -22-
    13.9     SEVERABILITY..........................................        -22-
    13.10    INTEGRATION OF PRIOR AGREEMENTS AND UNDERSTANDINGS....        -22-
    13.11    NOT AN OFFER..........................................        -23-
    13.12    TIME OF ESSENCE.......................................        -23-
    13.13    POSSESSION OF PROPERTY................................        -23-
    13.14    COUNTERPARTS..........................................        -23-
    13.15    EXHIBITS INCORPORATED BY REFERENCE....................        -23-
    13.16    [OMITTED]. ...........................................        -23-
    13.17    COMPUTATION OF TIME...................................        -23-
    13.18    JOINT AND SEVERAL LIABILITY...........................        -23-
    13.19    BUYER'S WORK PRODUCT CONCERNING THE PROPERTY..........        -23-
    13.20    NO OBLIGATIONS TO THIRD PARTIES.......................        -23-
    13.21    SURVIVAL OF COVENANTS.................................        -24-


EXHIBITS

    "A"      LEGAL DESCRIPTION OF LAND
    "B"      DESCRIPTION OF TENANTS
    "C"      ESTOPPEL CERTIFICATE
    "D"      ASSIGNMENT AND ASSUMPTION OF GROUND LEASE
    "E"      ASSIGNMENT AND ASSUMPTION OF COMMERCIAL LEASES, CONTRACTS AND
             LICENSES, TRADE NAME, WARRANTIES AND GUARANTIES
    "F"      ASSIGNMENT AND ASSUMPTION OF GROUND LESSOR CONSENT AGREEMENT
    "G"      SELLER'S CERTIFICATE OF NON-FOREIGN STATUS
    "H"      GROUND LESSOR ESTOPPEL CERTIFICATE
    "I"      BUYER'S DUE DILIGENCE BUDGET



                                      (iii)
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                      PURCHASE AGREEMENT FOR REAL PROPERTY

                             AND ESCROW INSTRUCTIONS


         This Purchase Agreement for Real Property and Escrow Instructions ("Agreement") is between K/B FUND II, a Delaware general partnership ("Seller"), and BRANDYWINE REALTY TRUST, a Maryland business trust ("Buyer").

         1. PURCHASE OF PROPERTY. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, the Property (as described in Paragraph 2.1), in consideration for the payment of the Purchase Price (as described in Paragraph 2.2), together with the respective promises of the parties set forth in this Agreement.

         2. BASIC TERMS AND DEFINITIONS.

               2.1 PROPERTY. The term "Property" shall mean: (i) all of Seller's leasehold estate, right, title, and interest in and to that certain tract of land in New Castle County, Delaware, (commonly referred to as Delaware Corporate Center I) as more particularly described on the attached Exhibit "A" ("Land") together with all of Seller's right, title and interest in all improvements located on the Land, including the building (collectively, the "Building") and pursuant to that Ground Lease dated as of May 31, 1988 originally between Woodlawn Trustees, as ground lessor, and Donohoe Wilmington Associates One Limited Partnership (a predecessor of Seller), as ground lessee, and recorded in the land records of New Castle County, Delaware at Deed Book 711, Page 34 ("Ground Lease"), (ii) Seller's leasehold rights in the leases with the tenants described on the attached Exhibit "B" ("Leases"), (iii) whatever rights Seller has in any easements, rights of way, and real property rights appurtenant to the Land, to the extent they are assignable (collectively, "Real Property Rights"), and (iv) whatever rights Seller has in Contracts, Licenses, the Trade Name, and Warranties (as defined in the attached Assignment and Assumption Of Commercial Leases, Contracts and Licenses, Trade Name, and Warranties and Guaranties; Exhibit "E"). Notwithstanding anything to the contrary contained in this Agreement, Seller is not transferring any rights in the name "Koll" or "K/B" nor shall Buyer have any rights to use the name "Koll" or "K/B" with regard to the Property or otherwise.

               2.2 PURCHASE PRICE. Twelve Million, Seven Hundred Thousand Dollars ($12,700,000) ("Purchase Price").

               2.3 TERMS OF PURCHASE.

                     (a) The Deposits.

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                           (i) Initial Deposit. Upon Buyer's execution of this
Agreement, a cashier's or certified check in the amount of One Hundred Thousand Dollars ($100,000) (the "Initial Deposit") shall be delivered to Escrow Holder by Buyer as a condition to the "Opening of Escrow" as provided in Paragraph 7.2.

                           (ii) Additional Deposit. Unless this Agreement has
been previously terminated pursuant to Paragraph 3.1 or 3.2, an additional deposit in the amount of Two Hundred Thousand Dollars ($200,000) ("Additional Deposit") shall be delivered to Escrow Holder by Buyer by no later than expiration of the Feasibility Period by cashier's or certified check.

                           (iii) Handling and Nonrefundability of Deposits. For
purposes of this Agreement, the term "Deposit" shall mean the Initial Deposit until such time as the Escrow Holder has received the Additional Deposit after which the term "Deposit" shall collectively mean both the Initial Deposit and the Additional Deposit (i.e. $300,000). Escrow Holder shall place the Initial Deposit and Additional Deposit in an interest bearing account and all earned interest shall accrue to Buyer's benefit, unless Seller is entitled to the Deposit as liquidated damages under Paragraph 6.5, in which event, interest shall accrue to Seller's benefit. For purposes of this Agreement, any accrued interest shall be deemed part of the "Deposit". Unless this Agreement has previously been terminated pursuant to Paragraph 3.1 or 3.2, upon expiration of the Feasibility Period, the entire Deposit shall become nonrefundable except where expressly provided otherwise under this Agreement.

                     (b) Buyer's Cash at Closing. The balance of the Purchase Price less the amount of the Deposit and Costs Payment (as defined below), plus any other amounts to be paid by Buyer under this Agreement, shall be delivered to Escrow Holder by Buyer as provided in Paragraph 5.3.

                     (c) Costs Payment. Also upon Buyer's execution of this Agreement, a cashier's check or certified in the amount of Fifteen Thousand Dollars ($15,000) (the "Costs Payment") shall be delivered directly to Seller by Buyer as a condition to the "Opening of Escrow" as provided in Paragraph 7.2. The Costs Payment shall serve as payment to Seller for its costs, expenses and resources expended in pursuing the transaction which is the subject of this Agreement. The Costs Payment shall be nonrefundable to Buyer under all circumstances, including, without limitation, circumstances which result in the return of the Deposit to Buyer, except for Seller's breach of this Agreement or exercise of Seller's Kimberly-Clark Termination Rights (as defined in Paragraph 10.2(b)). However, if the Closing occurs pursuant to the terms of this Agreement, the Costs Payment shall be credited to the Purchase Price at Closing.

               2.4 EFFECTIVE DATE. The effective date of this Agreement is August 12, 1996 ("Effective Date").

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               2.5 OUTSIDE DATE. The last day that Closing may occur shall be the earlier to occur of 5:00 p.m. on: (i) the tenth (10th) business day following Buyer's Unconditional Commitment To Close, as defined in Paragraph 10.2(b), or (ii) September 19, 1996 ("Outside Date"). However, Seller shall have the right to extend the Outside Date one or more times up to and including October 22, 1996 by delivery of written notice to Buyer and Escrow Holder of the intended extended Outside Date on or before 12:00 noon of the business day immediately preceding the existing scheduled Outside Date.

               2.6 TITLE APPROVAL PERIOD. The "Title Approval Period" shall end on September 6, 1996 at 5:00 p.m.

               2.7 FEASIBILITY PERIOD. The "Feasibility Period" shall end on September 6, 1996 at 5:00 p.m.

               2.8 ESCROW HOLDER. The escrow holder is Chicago Title Company ("Escrow Holder"), whose address is 16969 Von Karman, Irvine, California 92714, Escrow Officer: Joy Eaton; Telephone: (714) 263-0134; Telecopier: (714) 263-0356.

               2.9 TITLE COMPANY. The title company is Chicago Title Company ("Title Company") whose address is 169169 Von Karman, Irvine, California 92714, Title Coordinator: John Premac; Telephone: (714) 263-0156; Telecopier: (714) 263-0356.

         3. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE. Buyer's obligation to purchase the Property is subject to the satisfaction or waiver of all the conditions set forth below (which are for Buyer's benefit) within the time periods specified and if no time period is specified by the Outside Date.

               3.1 TITLE CONDITION.

                     3.1.1 Buyer has received from the Title Company a current standard owner's (or leaseholder's) preliminary report for the Property (the "Preliminary Report"), together with copies of all documents available to the Title Company referenced as recorded exceptions in the Preliminary Report.

                     3.1.2 Buyer shall have until the last day of the Title Approval Period to secure from the Title Company a commitment for title insurance coverage in a form and with exceptions and endorsements acceptable to Buyer in its sole and absolute discretion (the "Title Policy"). By the end of the Title Approval Period, Buyer shall provide written notice to Seller and Escrow Holder as to whether Buyer has received from the Title Company a commitment for the Title Policy acceptable to Buyer in its sole and absolute discretion (either "Title Approval Notice" or "Title Rejection Notice"). If Seller and Escrow Holder receive a Title Approval Notice from Buyer by the end of the Title Approval Period, this title condition shall be conclusively deemed satisfied in all respects. If Seller and Escrow Holder do not receive either

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form of written notice, or receive the Title Rejection Notice by the end of the
Title Approval Period, Escrow and this Agreement shall terminate and the Deposit shall be returned to Buyer, as provided in Paragraph 6.3.

                     3.1.3 Nothing in this Paragraph 3.1 shall obligate Buyer or Seller to expend any funds to cure any title defects unless the parties have expressly committed to do so in writing. To the extent Seller indicates that it will use its reasonable efforts to correct any title matter, "reasonable efforts" shall not include any obligation of Seller to incur any expense whatsoever in connection with correcting a title matter.

               3.2 FEASIBILITY CONDITION.

                     3.2.1 Buyer shall have until 5:00 p.m. on the last day of the Feasibility Period to confirm (in Buyer's sole and absolute discretion), at Buyer's sole expense, whether Buyer may feasibly acquire and use the Property for Buyer's intended purpose. During the Feasibility Period, Buyer shall, in addition to all other matters regarding the Property, have reviewed (or shall have assumed the risk of not reviewing) all of the following:

                           (a) the physical condition of the Property;

                           (b) the terms of the Ground Lease;

                           (c) the availability of all necessary utilities and
gravity sewers and storm drains for the Property;

                           (d) rental agreements, Leases, subleases, service
contracts, tax bills and other written agreements or notices which affect the Property to the extent available;

                           (e) income and expense statements to the extent
available;

                           (f) rent roll(s);

                           (g) whether Buyer's intended use of the Property is
permitted by all applicable local, state and federal zoning ordinances, land use controls and regulations, and other rules, regulations and laws;

                           (h) the existing soil and environmental condition,
both with regard to improvements, the Building, surface and subsurface, including the existence of toxic waste and hazardous substances;

                           (i) the economic feasibility of Buyer's intended use
of the Property;

                           (j) the ability of Buyer to secure funds sufficient
to purchase the Property;

                           (k) the type and nature of the tenants;

                           (l) any existing, pending or threatened proceedings
for condemnation (if any);

                           (m) property tax bills for the Property; and

                           (n) any other matters which are or may be relevant to
Buyer's decision whether or not to purchase the Property.

                     3.2.2 By the end of the Feasibility Period, Buyer shall provide written notice to Seller and Escrow Holder as to whether Buyer approves the feasibility of acquiring the Property (either "Feasibility Notice" or "Non-Feasibility Notice") . If Seller and Escrow Holder receive a Feasibility Notice from Buyer by the end of the Feasibility Period, this feasibility condition shall be conclusively deemed satisfied in all respects including Buyer's approval of each of the items set out in Paragraph 3.2.1, upon which Buyer shall deliver the Additional Deposit to Escrow Holder. If Seller and Escrow Holder do not receive either form of written notice, or receive the Non-Feasibility Notice, by the end of the Feasibility Period, Escrow and this Agreement shall terminate, and the Deposit shall be returned to Buyer, as provided in Paragraph 6.3.

               3.3 REPRESENTATIONS AND WARRANTIES. All of Seller's Representations and Warranties shall be true as of Closing or qualified as provided in Paragraph 9.1

               3.4 DELIVERY OF DOCUMENTS. Seller shall have signed, acknowledged and timely delivered all documents and instruments to Escrow Holder as required by Paragraph 5.2 below.

               3.5 TENANT ESTOPPEL CERTIFICATE. Buyer shall have received a signed tenant estoppel certificate in the form attached as Exhibit "C" ("Tenant Estoppel Certificate") from the existing tenant under the Scott Lease (as defined in Paragraph 4.6 below).

               3.6 GROUND LESSOR ESTOPPEL CERTIFICATE. Buyer shall have received a signed Ground Lessor Estoppel Certificate in the form attached as Exhibit "H" ("Ground Lessor Estoppel Certificate") from the Ground Lessor under the Ground Lease (as defined in Paragraph 2.1).

         4. CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE. Seller's obligation to sell the Property is subject to the satisfaction (or waiver) of all conditions set forth below (which are for Seller's benefit) within the time periods specified and if no time period is specified by the Outside Date.

               4.1 PERFORMANCE OF COVENANTS. Buyer shall have timely performed all of its covenants and terms under this Agreement.

               4.2 REPRESENTATIONS AND WARRANTIES. All of Buyer's
Representations and Warranties provided in Paragraph 9.2 of this Agreement shall be true as of Closing.

               4.3 DELIVERY OF DOCUMENTS. Buyer shall have signed, acknowledged and timely delivered all documents, monies, and instruments to Escrow Holder (and the Costs Payment to Seller) as required by Paragraphs 2.3 and 5.3.

               4.4 OPENING OF ESCROW. Escrow shall have opened (as provided in Paragraph 7.2) by no later than August 16, 1996.

               4.5 CONSENTS AND APPROVALS. Seller shall have received all consents to assignments and approvals from all parties from whom such consents to assignments or approvals are needed under any and all leases, subleases, contracts, covenants and other agreements pertaining to the Property.

               4.6 LEASEHOLD RELEASES. Seller shall have received full general releases in forms and pursuant to terms acceptable to Seller in its sole and absolute discretion, releasing Seller from all costs, obligations, liabilities, and claims under (i) the Ground Lease, and (ii) the Lease dated June 20, 1995 between K/B Fund II, as Landlord, and Scott Paper Company (predecessor to Kimberly-Clark Tissue Company), for Delaware Corporate Center, 1 Righter Parkway, Wilmington, Delaware ("Scott Lease").

         5. CLOSING.

               5.1 THE CLOSING.

                     (a) The Closing shall occur by no later than 5:00 p.m. on the Outside Date or such earlier time as mutually agreed upon by the parties.

                     (b) The terms "Close of Escrow" and/or "Closing" are used in this Agreement to mean the time the Ground Lease Assignment (as defined in Paragraph 5.2(a)) is filed of record by the Escrow Holder in the office of the county recorder of New Castle County. The term "Closing Date" is used in this Agreement to mean the day the Ground Lease Assignment is so filed of record.

                     (c) The occurrence of the Closing shall constitute Buyer's agreement that all of its conditions precedent to its obligation to perform have been satisfied.

               5.2 SELLER'S CLOSING OBLIGATIONS. On or before 12:00 noon on the last business day immediately before the Outside Date, Seller shall deliver to Escrow Holder:

                     (a) An Assignment and Assumption of Ground Lease in the form attached as Exhibit "D" ("Ground Lease Assignment"), signed by Seller and notarized;

                     (b) An Assignment and Assumption of Commercial Leases, Contracts and Licenses, Trade Name, Warranties and Guaranties in the form attached as Exhibit "E" ("Assignment of Commercial Leases, Contracts and Other Rights") signed by Seller;

                     (c) An Assignment and Assumption of Ground Lessor Consent Agreement in the form attached as Exhibit "F" ("Ground Lease Consent Assignment") signed by Seller and notarized;

                     (d) A certificate of non-foreign status in the form attached as Exhibit "G" ("Seller's Certificate"), signed by Seller; and

                     (e) Any additional instruments (signed by Seller and acknowledged, if appropriate) as may be necessary to comply with this Agreement.

               5.3 BUYER'S CLOSING OBLIGATIONS. On or before 12:00 noon on the last business day immediately before the Outside Date, Buyer shall deliver to Escrow Holder:

                     (a) Cash equal to that amount provided for in Paragraph 2.3(b). The cash must be by direct deposit or by wire transfer of funds actually made in Escrow Holder's depository bank account by 12:00 noon on the last business day immediately before the Outside Date;

                     (b) The Ground Lease Assignment, signed by Buyer, and notarized;

                     (c) The Assignment of Commercial Leases, Contracts and Other Rights, signed by Buyer;

                     (d) The Ground Lease Consent Assignment, signed by Buyer and notarized;

                     (e) Any additional funds and/or instruments (signed by Buyer and notarized, if appropriate) as may be necessary to comply with this Agreement.

         6. TERMINATION OF THIS AGREEMENT.

               6.1 FAILURE TO CLOSE BY OUTSIDE DATE. If the Closing does not occur on or before 5:00 p.m. on the Outside Date, this Agreement and Escrow shall automatically terminate and cancel without further action by Escrow Holder or any party and notwithstanding any provision contained in Escrow Holder's general provisions.

               6.2 FAILURE OF A CONDITION. Except in those instances where Escrow automatically terminates under the terms of this Agreement, if any condition is not satisfied or waived within the time period and in the manner set forth in this Agreement, then the party for whose benefit the condition exists (as provided in Paragraphs 3 and 4 of this Agreement) may terminate this Agreement by delivering written notice to the other party and to Escrow Holder after the end of the applicable time period.

               6.3 CONSEQUENCES. If this Agreement terminates (or is properly terminated by either party) as specifically provided by its terms, then each of the following shall occur: (i) Escrow shall be deemed automatically canceled regardless of whether cancellation instructions are signed; (ii) neither party shall have any further obligation to the other under this Agreement (except: (1) for breach of this Agreement as those remedies may be limited hereunder, (2) as provided under Paragraphs 10.1 and 13.2 which shall survive termination of this Agreement), and (3) Seller's Termination Reimbursement (as defined in Paragraph 10.2(b)) if Seller exercised Seller's Kimberly-Clark Termination Rights (as defined in Paragraph 10.2(b)); (iii) all rights granted to Buyer under this Agreement and in the Property shall terminate; and, (iv) except as provided to the contrary in Paragraph 6.5 (concerning Seller's right to retain the Deposit as liquidated damages), Escrow Holder shall return all funds and documents then held in Escrow to the party depositing the same. However, under no circumstances other than Seller's breach of this Agreement and Seller's exercise of Seller's Kimberly-Clark Termination Rights (as defined in Paragraph 10.2(b)), shall Seller be required to return or reimburse the Costs Payment to Buyer.

               6.4 ESCROW CANCELLATION CHARGES. If the Closing does not occur because of either party's default, the defaulting party shall be liable for all Escrow cancellation and Title Company charges. If the Closing does not occur for any other reason, Buyer and Seller shall each pay one-half of any Escrow cancellation and Title Company charges.

               6.5 LIQUIDATED DAMAGES. IF THE CLOSING DOES NOT OCCUR DUE TO BUYER'S BREACH OF THIS AGREEMENT, SELLER SHALL BE RELEASED FROM ALL OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AND ESCROW HOLDER SHALL IMMEDIATELY DELIVER, DESPITE ANY INSTRUCTIONS TO THE CONTRARY, THE DEPOSIT TO SELLER, AND SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS ITS SOLE AND LIQUIDATED DAMAGES. SELLER AND BUYER SHALL INDEMNIFY ESCROW HOLDER FOR ANY LIABILITY, COSTS AND EXPENSES BY REASON OF ESCROW HOLDER'S GOOD FAITH COMPLIANCE WITH THIS PARAGRAPH. THE PARTIES EXPRESSLY AGREE THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE EXTENT TO WHICH SELLER WOULD BE DAMAGED BY BUYER'S BREACH OF THIS AGREEMENT, IN LIGHT OF THE DIFFICULTY THE PARTIES WOULD HAVE IN DETERMINING SELLER'S ACTUAL DAMAGES AS A RESULT OF SUCH BREACH BY BUYER. SELLER'S RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES SHALL BE SELLER'S EXCLUSIVE REMEDY FOR DAMAGES BY REASON OF BUYER'S BREACH OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS PARAGRAPH 6.5, THE DEPOSIT AND THE PROVISIONS OF THIS PARAGRAPH 6.5 SHALL NOT LIMIT SELLER'S RIGHTS TO RECOVERY UNDER PARAGRAPHS 10.1

AND 13.2 OR SELLER'S RIGHT TO RETAIN THE COSTS PAYMENT UNDER ALL CIRCUMSTANCES OTHER THAN SELLER'S BREACH OF THIS AGREEMENT AND SELLER'S EXERCISE OF SELLER'S KIMBERLY-CLARK TERMINATION RIGHTS.


            _________________               ________________
            SELLER'S INITIALS               BUYER'S INITIALS

         7. GENERAL ESCROW PROVISIONS.

               7.1 ESCROW INSTRUCTIONS. This Agreement when signed by Buyer and Seller shall also constitute escrow instructions to Escrow Holder.

               7.2 OPENING OF ESCROW. When both (i) this Agreement, fully signed or in signed counterparts, and Buyer's Deposit are delivered to Escrow Holder and (ii) the Costs Payment has been delivered to Seller, Escrow shall be deemed open ("Opening of Escrow"), and Escrow Holder shall immediately notify Buyer and Seller by telephone and in writing of the date of Opening of Escrow.

               7.3 GENERAL PROVISIONS. Notwithstanding anything to the contrary in this Agreement, the General Provisions of Escrow Holder, if any, which are later signed by the parties, are incorporated by reference to the extent they are not inconsistent with the provisions of this Agreement. If there is any inconsistency between the provisions of those General Provisions and any of the provisions of this Agreement, the provisions of this Agreement shall control. If any requirements relating to the duties or obligations of the Escrow Holder are unacceptable to the Escrow Holder, or if the Escrow Holder requires additional instructions, the parties agree to make any deletions, substitutions and additions as counsel for Buyer and Seller shall mutually approve and which do not materially alter the terms of this Agreement. Any supplemental instructions shall be signed only as an accommodation to Escrow Holder and shall not be deemed to modify or amend the rights of Buyer and Seller, as between Buyer and Seller, unless the supplemental instructions expressly so provide.

               7.4 PRORATIONS. The following prorations and adjustments shall be made between Seller and Buyer at the Close of Escrow. Any prorations shall be based on the actual number of days in the month in which the Closing occurs and a three hundred sixty-five (365) day year.

                     (a) Property Expenses. Ground Lease rent, taxes, real property taxes, special taxes, utility fees, management fees and costs, common area maintenance expenses, Property operating expenses, personal property taxes, assessments, sewer charges, and other costs and expenses attributable to the Property shall be prorated as of the Close of Escrow. To the extent any expenses or charges for the Property are paid by tenants to the landlord under the Leases on an estimated basis, for which a future reconciliation of actual to estimates is to be performed, Seller and Buyer shall make an adjustment at Closing for the applicable reconciliation period in which the Closing occurs based on a comparison of the actual Property expenses paid by Seller as of the Closing Date to the estimated Property expenses paid by tenants to Seller. The adjustment for such reconciliation period shall be calculated as follows: To the extent the estimated payments made by tenants to Seller as of the Closing Date exceed the actual Property expenses paid by Seller as of the Closing Date, Buyer shall receive a credit at Closing for the excess tenant payments. To the extent actual Property expenses paid by Seller as of the Closing Date exceed the estimated payments made by tenant as of the Closing Date, Seller shall receive a credit at Closing. Buyer shall then assume all rights and obligations to collect from or pay to Lease tenants any such reconciliation amounts.

                     (b) Property Rent. All rents, additional rent, income, and other amounts payable to the owner or landlord of the Property (collectively, "Property Rent") shall also be prorated as of Close of Escrow. In addition to all other amounts owing under this Agreement, Buyer shall pay Seller at Closing, an amount equal to all accrued but unpaid Property Rent existing as of the Closing. All rights to collection and retention of such Property Rent shall then belong to Buyer upon Closing.

                     (c) Security Deposits. Security deposits in Seller's possession shall be transferred or credited to Buyer at Closing.

                     (d) Tenant Improvement Leasing Costs. Any tenant-improvement or leasing commission cost and/or referral fees (collectively, "Leasing Costs") paid or incurred by Seller after the Effective Date with respect to leases or other rental agreements for which Buyer will receive rent after the Closing shall be paid by Buyer to Seller at Closing. However, Buyer shall not be responsible for any Leasing Costs for any new leases or new rental agreements signed with new tenants executed after expiration of the Feasibility Period unless Buyer has consented to such new lease agreements or new rental agreements (which consent shall not be unreasonably withheld). Seller shall provide Buyer with written notice prior to the expiration of the Feasibility Period of the Leasing Costs for which Buyer will be seeking payment at the Closing incurred as of the date of such notice.

                     (e) Capital Improvement Costs. All capital improvement costs incurred by Seller after the Effective Date for capital improvements made to the Property ("Capital Improvement Costs") shall be paid by Buyer to Seller at Closing. However, Buyer shall not be responsible for the payment of any Capital Improvement Costs incurred for capital improvement agreements executed after the expiration Feasibility Period unless either of the following are true:
(i) the capital improvement contract was approved by Buyer (which consent shall not be unreasonably withheld) or (ii) the capital improvement was necessary in order for Seller to comply with the terms of any Lease or to satisfy any requirements of any law, ordinance, rules, covenant, condition or restriction imposed on the Property. Seller shall provide Buyer with written notice prior to the expiration of the Feasibility Period of the Capital

Improvement Costs for which Buyer will be seeking payment at the Closing incurred as of the date of such notice.

                     (f) Seller Deposits. Seller shall receive a credit at Closing for all bonds, deposits, letters of credit, set aside letters or other similar items, if any, outstanding with respect to the Property, that have been provided by Seller, or any of its affiliates, to any governmental agency, public utility, or similar entity (collectively, "Seller Deposits") to the extent assignable to Buyer. Otherwise, Buyer shall replace all Seller Deposits and obtain the release of Seller (or its affiliates) from any obligations under the Seller Deposits. To the extent that any funds are released as a result of the termination of Seller Deposits for which Seller did not get a credit, such funds shall be delivered to Seller immediately upon their receipt.

                     (g) Tax Protests. If Seller has engaged consultants for the purpose of protesting the amount of taxes or the assessed valuation for certain tax periods for the Property ("Protest Proceedings") any refunds or proceeds will be apportioned as described below. Any refunds or proceeds (including interest thereon) on account of a favorable determination, after deduction of costs and expenses incurred for such Protest Proceedings and payment of any reimbursements owing to tenants, shall be: (i) the property of Seller to the extent such refunds or proceeds were for taxes paid for a period prior to the Closing Date, (ii) prorated between Buyer and Seller for taxes paid for a period during which the Closing Date occurred, and (iii) the Property of Buyer for taxes paid for a period after the Closing Date. Seller shall have the obligation to refund to any tenants in good standing as of the date of such refund, any portion of such refund paid to it which may be owing to such tenants, which payment shall be paid to Buyer within fifteen (15) days of delivery to Seller by Buyer of written confirmation of such tenants' entitlement to such refunds. Buyer shall have the obligation to refund to tenants in good standing as of the date of such refund, any portion of such refund paid to it which may be owing to such tenants. Seller and Buyer agree to notify the other in writing of any receipt of a tax refund within ten (10) business days of receipt of such refund. To the extent either party obtains a refund, a portion of which is owed to the other party, the receiving party shall deliver the refund to the other party within fifteen (15) days of its receipt.

                     (h) Post-Closing Access. After the Closing, Seller, or any representative of Seller, shall for a period of one (1) year after the Closing have the right to inspect the books and records of the Property to verify that Buyer is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement and for any other purpose related to Seller's prior ownership of the Property, provided that such inspection is done in a manner that does not unreasonably interfere with Buyer's operation of the Property.

                     (i) Adjustments. If any errors or omissions are made regarding adjustments and prorations, the parties shall make the appropriate corrections promptly upon the discovery thereof. If any estimations are made at the Close of Escrow regarding adjustments or prorations, the parties shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid promptly in cash to the party entitled to the adjustment. Notwithstanding anything to the contrary above, the above right to adjustment shall terminate one (1) year after Close of Escrow, subject to Seller's continuing right even after the expiration of such one (1) year period to receive (i) the deficiency in estimated tenant payments under Paragraph 7.4(a), and (ii) refunds or proceeds from Protest Proceedings under Paragraph 7.4(g).

               7.5 PAYMENT OF COSTS. Buyer will be responsible for all of its own costs incurred with regard to this transaction including performing its due diligence and obtaining its due diligence information, including, without limitation, any new or updated surveys, environmental reports, engineering reports, or other studies or investigations. Each party will be responsible for satisfying its own legal costs incurred on the transaction. All closing costs will be shared equally, including, without limitation, title insurance fees, escrow fees, and recording fees. The parties believe that this transaction is exempt from the provisions of 30 Del. C. Chapter 54. In the event this transaction is found to be taxable pursuant to 30 Del. C. Chapter 54, Buyer and Seller shall each pay one-half (1/2) of the Real Estate Transfer Tax.

               7.6 ESCROW HOLDER AUTHORIZED TO COMPLETE BLANKS. If necessary, Escrow Holder is authorized to insert in all blanks in the Closing documents the date of recordation of the Ground Lease Assignment.

               7.7 RECORDATION AND DELIVERY OF FUNDS AND DOCUMENTS. When Buyer and Seller have satisfied their respective Closing obligations under Paragraphs
5.2 and 5.3 and each of the conditions under Paragraphs 3 and 4 have either been satisfied or waived, Escrow Holder shall promptly undertake all of the following in the manner indicated:

                     (a) Prorations. Prorate and allocate all matters as described in Paragraphs 7.4 and 7.5.

                     (b) Funds. Disburse funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs including, without limitation, the payment of the Purchase Price to Seller.

                     (c) Recording. Upon confirmation of disbursement of the Purchase Price to Seller, cause the Ground Lease Assignment, and any other documents which the parties hereto may mutually direct, to be recorded in the official records of New Castle County, Delaware in the order instructed by the parties.

                     (d) Document Delivery. Deliver originals and conformed copies of all documents to Seller and Buyer, as appropriate.

                     (e) Title Policy. Direct the Title Company to issue the Title Policy to Buyer.

         8. NO BROKERAGE COMMISSIONS. Buyer is represented by Bob Yoshimura of The Flynn Company ("Broker"). Upon Close of Escrow pursuant to the terms of this Agreement, Seller shall pay Broker a commission mutually agreed upon between Seller and Broker, not to exceed one and one-half percent (1 1/2%) of the Purchase Price pursuant to a mutually acceptable separate written commission agreement with Broker. Except with regard to Broker, neither Seller nor Buyer has engaged a broker or finder in connection with this transaction. Each party shall indemnify, defend and hold the other harmless from and against all claims, liabilities, costs, damages and expenses (including, without limitation, attorneys' fees and costs) resulting from or arising out of any claims for finders' fees or commissions arising out of any contract or commitments made by or through the indemnifying party by any broker or finder other than the Broker. Notwithstanding the terms of this provision, Broker is not a third party beneficiary of the terms of this Paragraph 8 or any terms of this Agreement.

         9. REPRESENTATIONS AND WARRANTIES.

               9.1 SELLER'S REPRESENTATIONS AND WARRANTIES. In consideration of Buyer entering into this Agreement and as an inducement to Buyer to buy the Property from Seller, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer (the continued truth and accuracy of which shall constitute a condition precedent to Buyer's obligations hereunder):

                     (a) Authority. Seller is validly existing under the laws of the State of Delaware, with full power and authority to enter into and comply with the terms of this Agreement. Seller has the legal right, power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement.

                     (b) Documents. To Seller's actual knowledge, prior to the expiration of the Feasibility Period, Seller shall have delivered to Buyer or made available to Buyer for Buyer's review (at Seller's or the property manager's office) all non-proprietary and non-confidential documents in the actual possession of Seller (i) setting forth information directly about the physical condition of the Property (including structural, engineering, and environmental written reports and written analysis), (ii) memorializing the terms of the Leases, or (iii) constituting written communications with any tenants under current Leases that were sent or received by seller on or before the Effective Date. Buyer acknowledges and agrees that notwithstanding the proceeding provision, Seller is not obligated to provide any documents which relate to (i) the terms of Seller's acquisition of the Property, including, without limitation, any documents that set forth the price at which the Property was purchased by Seller, (ii) documents that pertain to valuations of the Property, (iii) internal memoranda and correspondence of Seller with regard to the Property, (iv) any documents reflecting marketing plans or strategies for the Property, and (v) any reports generated by Seller for its investors.

                     (c) Litigation. To Seller's actual knowledge, Seller has not received any written notice of pending litigation which would materially and adversely affect title to the Property.

                     (d) Condemnation. To Seller's actual knowledge, Seller has not received any written notice of any pending proceedings for condemnation or eminent domain pertaining to the taking of any portion of the Property.

                     (e) Violations of Law. To Seller's actual knowledge, Seller has not received any written notice from any governmental agency having jurisdiction of the Property notifying Seller that the existing condition of the Property violates any laws governing the Property.

For purposes of this Paragraph 9.1, the term "To Seller's Actual Knowledge" shall mean the actual (and not implied, imputed, or constructive) knowledge of Paula Gault and Tara Weekes, without any inquiry or investigation, and without any attribution of facts and matters otherwise within the personal knowledge of any other parties, including, without limitation, tenants and property managers of the Property.

The representations and warranties made by Seller in this Agreement shall survive the recordation of the Ground Lease Assignment for a period of one (1) year and any action for a breach of Seller's representations or warranties must be made and filed within said one (1) year period. If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller shall promptly notify Buyer in writing of such fact. In such case, or in the event Buyer obtains information which would cause any of Seller's representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement, in which case the Deposit shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Paragraphs 10.1 and 13.2 which survive termination of this Agreement); or (ii) accept a qualification to Seller's representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty. Other than as set forth in the immediately preceding sentence, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty discovered by Buyer prior to the Close of Escrow.

               9.2 BUYER'S REPRESENTATIONS AND WARRANTIES. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following representations and warranties, each of which shall be true and accurate as of the Effective Date and Close of Escrow (and shall survive the Close of Escrow), and each of which is material and is being relied upon by Seller (the continued truth and accuracy of which shall constitute a condition precedent to Seller's obligations hereunder):

                     (a) Authority. Buyer is validly existing under the laws of the State of Maryland, with the full power and authority to enter into and comply with the terms of this Agreement and is qualified to do business in the State of Delaware. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement.

                     (b) "AS IS". BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE PROPERTY AND THAT BUYER PRIOR TO THE CLOSING DATE WILL HAVE INSPECTED THE PROPERTY TO ITS SATISFACTION AND IS QUALIFIED TO MAKE SUCH INSPECTION. BUYER ACKNOWLEDGES THAT IT IS FULLY RELYING ON BUYER'S (OR BUYER'S REPRESENTATIVES') INSPECTIONS OF THE PROPERTY AND NOT UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES. BUYER ACKNOWLEDGES THAT BUYER HAS (OR BUYER'S REPRESENTATIVES HAVE), OR PRIOR TO THE CLOSING DATE WILL HAVE, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), AND BUYER ACKNOWLEDGES THAT BUYER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES') INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS CONTRACT AND THE PURCHASE, BUYER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS "AS IS", "WHERE IS" CONDITION AND WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT AS SET FORTH IN PARAGRAPH 9.1. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN CONNECTION WITH THE SALE OF THE PROPERTY TO BUYER, SELLER AND SELLER'S OFFICERS, AGENTS, DIRECTORS, PARTNERS, ASSET MANAGERS, PROPERTY MANAGERS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AFFILIATES ("SELLER'S RELATED PARTIES") HAVE MADE NO, AND SPECIFICALLY DISCLAIM, AND BUYER ACCEPTS THAT SELLER AND SELLER'S RELATED PARTIES HAVE DISCLAIMED, ANY AND ALL REPRESENTATIONS, GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW (EXCEPT AS SET FORTH IN PARAGRAPH 9.1), OF OR RELATING TO (I) THE USE, INCOME POTENTIAL, EXPENSES, OPERATION, VALUATION (FOR TAX PURPOSES OR

OTHERWISE), CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, TENANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC OR A PARTICULAR PURPOSE, OR GOOD AND WORKMANLIKE CONSTRUCTION, (II) THE NATURE, MANNER, CONSTRUCTION, CONDITION, STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED ON THE PROPERTY, ON THE SURFACE OR SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT, (III) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE PROPERTY, (IV) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, OR THE COMPLIANCE OF THE PROPERTY WITH REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON, OR UNDER THE PROPERTY, AND (VI) THE COSTS, FEES, EXPENSES, ASSESSMENTS, OR OTHER CHARGES RELATING TO THE USE OR OPERATION OF THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT ALL DOCUMENTS, RECORDS, AGREEMENTS, WRITINGS, STATISTICAL AND FINANCIAL INFORMATION AND ALL OTHER INFORMATION (COLLECTIVELY, "DOCUMENTS") WHICH HAVE BEEN GIVEN TO BUYER BY SELLER, OR SELLER'S RELATED PARTIES, HAVE BEEN DELIVERED AS AN ACCOMMODATION TO BUYER AND WITHOUT ANY REPRESENTATION OR WARRANTY AS TO THE SUFFICIENCY, ACCURACY, COMPLETENESS, VALIDITY, TRUTHFULNESS, ENFORCEABILITY OR ASSIGNABILITY OF ANY OF THE DOCUMENTS (INCLUDING, WITHOUT LIMITATION, THE ENFORCEABILITY, EFFECT, OR ASSIGNABILITY OF THE GROUND LEASE), ALL OF WHICH BUYER RELIES ON AT ITS OWN RISK. BUYER ACKNOWLEDGES THAT ANY INFORMATION, ORAL OR WRITTEN, PROVIDED TO BUYER BY ANY PROPERTY MANAGERS OR ASSET MANAGERS IS ALSO MERELY AS AN ACCOMMODATION TO BUYER. NONE OF THE INFORMATION PROVIDED TO BUYER BY ANY PROPERTY MANAGERS OR ASSET MANAGERS MAY BE ATTRIBUTED TO SELLER AND SELLER SHALL HAVE NO LIABILITY WHATSOEVER TO BUYER IN THE EVENT THAT ANY DOCUMENTS OR INFORMATION PROVIDED TO BUYER ARE INACCURATE. BUYER HEREBY EXPRESSLY ASSUMES ALL RISKS, LIABILITIES, CLAIMS, DAMAGES, AND COSTS (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) ON AND AFTER THE CLOSING DATE RESULTING OR ARISING FROM OR RELATED TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR OR OPERATION OF THE PROPERTY. BUYER ACKNOWLEDGES THAT ANY CONDITION OF THE PROPERTY WHICH BUYER DISCOVERS OR DESIRES TO CORRECT OR IMPROVE PRIOR TO OR AFTER THE CLOSING DATE SHALL BE AT BUYER'S SOLE EXPENSE. BUYER EXPRESSLY WAIVES (TO THE EXTENT ALLOWED BY APPLICABLE LAW) ANY AND ALL CLAIMS UNDER FEDERAL LAW, STATE OR OTHER LAW THAT BUYER MIGHT

OTHERWISE HAVE AGAINST SELLER AND SELLER'S RELATED PARTIES RELATING TO THE USE, CHARACTERISTICS OR CONDITION OF THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH 9.2(b) SHALL SURVIVE THE CLOSING.

                     (c) Seller's Responsibility. Seller shall not have any liability, obligation or responsibility of any kind with respect to the following:

                           (i) The content or accuracy of any report, opinion or
conclusion of any soils or environmental experts (including, without limitation, those contained in the Environmental Reports) or other engineer or other person or entity who has examined the Property;

                           (ii) The content or accuracy of any information
released to Buyer by an engineer or planner in connection with the development of the Property;

                           (iii) Any of the items delivered to Buyer in
connection with Buyer's review of the condition of the Property; and

                           (iv) The content or accuracy of any other cost,
projection, financial or other analysis or other information given to Buyer by Seller or Seller's Related Parties or reviewed by Buyer with respect to the Property.

                     (d) Buyer's Experience and Opportunity to Investigate. Buyer is knowledgeable and experienced in the purchase, operation, ownership, refurbishing and sale of commercial real estate, and is fully able to evaluate the merits and risks of this transaction. Paragraph 3 of this Agreement gives Buyer the right to (i) inspect, examine and investigate the Property, and (ii) terminate this Agreement if Buyer determines that the Property is unacceptable to Buyer. If Buyer elects to consummate the purchase of the Property after making such inspections, examinations and investigations, Buyer agrees that it is relying SOLELY on its own inspections, examinations and investigations in making the decision to purchase the Property.

                     (e) Buyer's Nonreliance. Buyer has not relied, and is not relying, upon any information, document, sales brochures or other literature, maps or sketches, projection, proforma, statement, representation, guarantee or warranty (whether express or implied, oral or written, material or immaterial) that may have been given or made by, or on behalf of Seller except as set forth in Paragraph 9.1.

                     (f) Truth of Representations. The representations and warranties of Buyer set forth in this Agreement shall be true on and as of the Close of Escrow as if those representations and warranties were made on and as of such time. The representations, warranties and terms of this Paragraph 9.2 shall survive the Close of Escrow.

         10. CONDUCT DURING ESCROW.

               10.1 ENTRY ON PROPERTY.

                     (a) License To Enter For Investigation. Until Escrow closes or this Agreement is terminated, Buyer and Buyer's employees and agents shall have a limited license to enter upon the Property, during usual business hours, after receipt by Seller of two (2) business days advance written notice of its intention to enter the Property (the "License") so long as the activities do not damage the Property and subject to any rights of tenants under the Leases. Buyer shall not contact or communicate with any tenant of the Property. However, prior to the expiration of the Feasibility Period (and provided that three (3) business days prior written notice has been provided to Seller) Buyer shall be permitted the opportunity to conduct one interview for a reasonable period of time with the tenant under the Scott Lease ("Tenant") and with each of the other tenants under the Leases, including, without limitation, any subtenant under the Scott Lease (collectively, "Other Tenants") subject to the following: (i) all of Buyer's questions are limited to the status of the Tenant's and Other Tenants' businesses, the Tenant's and Other Tenants' satisfaction with their premises, and the Tenant's and Other Tenants' intentions with regard to the future use of their premises (no questions pertaining to the terms of the Tenant's and Other Tenants' lease or renegotiation or buy-out of such terms will be permitted),
(ii) a representative of Seller is in attendance at the interviews, and (iii) the Tenant and Other Tenants do not have any objection to their respective interviews (which shall terminate at any time the Tenant and Other Tenants' desire). Before beginning any tests or investigations which contemplate the drilling or disturbance of the surface of the Property, Buyer shall submit to Seller for its approval in its sole and absolute discretion, Buyer's operational plan for conducting the tests or investigations. Seller may have a representative present during any tests or investigations and Buyer shall provide Seller with prior notice of any tests or investigations. After any entry, Buyer shall immediately restore the Property to the Property's condition before Buyer entered on the Property. Buyer shall not allow any dangerous or hazardous condition to be created on or arise from Buyer's entry on the Property. Buyer shall comply with all applicable laws and governmental regulations applicable to its entry to the Property. Buyer shall keep the Property free and clear of all mechanics' liens and materialmen's liens arising out of any of Buyer's activities. The License shall be deemed revoked upon termination of this Agreement.

                     (b) Indemnification on Entries. Buyer shall indemnify, defend (with counsel selected by Seller), and hold harmless Seller and Seller's officers, directors, partners, shareholders, employees, agents, managers, property managers (including, without limitation, Koll Management Services, Inc.), asset managers (including, without limitation, Koll Investment Management, Inc.), attorneys, representatives, subsidiary and parent corporations, affiliated entities, and the above parties' predecessors, successors and assigns, and the Property, (all of the above parties and the Property collectively referred to as "Indemnified Parties and Property") from and against all claims, losses, liens, liabilities, damages, expenses and costs (including, without limitation, attorneys' fees and costs) arising from or relating to the entry of Buyer and its representatives, agents and contractors on the Property. Buyer's obligations under this paragraph shall survive the Close of Escrow and the termination of this Agreement and shall not be limited by any insurance required under Paragraph 10.1(c).

                     (c) Insurance on Entries. Buyer shall maintain or cause to be maintained either Comprehensive General Liability insurance or Commercial General Liability insurance to cover Buyer's activities on the Property. At least five (5) days before entering on the Property, Buyer shall deliver to Seller a Certificate of Insurance evidencing compliance with the terms of this paragraph. The liability insurance policy shall have a combined single limit per occurrence liability limit of at least $2,000,000.00 for premises liability, bodily injury, personal injury and property damage, shall be primary and noncontributing with any insurance which may be carried by Seller, and shall name the Indemnified Parties as additional insureds, and shall be written by companies rated A+XII or better in "Best's Insurance Guide" and authorized to do business in Delaware. The insurance policy shall be maintained and kept in effect by Buyer (or Buyer's agent), at Buyer's (or Buyer's agent's) sole expense, at all times during the term of this Agreement. The insurance policy shall provide that it may not be canceled or modified without at least thirty
(30) days prior written notice to Seller, or until this license is terminated.

               10.2 SELLER'S OPERATIONS AND NEGOTIATIONS.

                     (a) Operations of the Property. Until expiration of the Feasibility Period, Seller shall be permitted to proceed with its operations at the Property in any manner that it desires in its sole and absolute discretion, including, without limitation, proceeding with any of its leasing efforts, capital improvement work, and other operations and commitments that Seller desires. Prior to the expiration of the Feasibility Period, Seller shall inform Buyer of all new leases executed after the Effective Date ("New Leases"), new contracts ("New Contracts"), and new capital improvement work performed after the Effective Date ("New Capital Improvement Work") and the obligations arising from such New Leases, New Contracts, and New Capital Improvement Work. If Buyer does not terminate this Agreement pursuant to Paragraph 3.1 or 3.2 and proceeds with the Closing of this transaction, Buyer shall assume all obligations arising from the New Leases, New Contracts, and New Capital Improvement Work (and the conveyancing documents shall be modified to reflect such assumption) and Seller shall be paid at Closing for all costs and expenses incurred by Seller in connection with the New Leases, New Contracts and New Capital Improvement Work. However, Seller shall not execute any New Leases, New Contracts, or agreements for New Capital Improvement Work after expiration of the Feasibility Period without Buyer's consent not to be unreasonably withheld.

                     (b) Kimberly-Clark Negotiations. Notwithstanding any provisions to the contrary in this Agreement (including, without limitation, Paragraph 10.2(a)), Buyer acknowledges that Seller is currently in the process of negotiating ("Kimberly-Clark Negotiations") a potential buy-out or termination of the Scott Lease with representatives of Kimberly-Clark Corporation or its parent, subsidiary or affiliated entities (collectively, "Kimberly-Clark"). Seller shall be permitted to proceed in any manner it desires with the Kimberly-Clark Negotiations for the buy-out, termination and/or modification of the Scott Lease pursuant to any terms which Seller desires in its sole and absolute discretion ("Scott Buy-Out Arrangement"). However, after Buyer's Unconditional Commitment To Close (as defined below), Seller shall not execute any written Scott Buy-Out Arrangement documentation that would be legally binding on Buyer after the Closing, without Buyer's consent. At anytime prior to Buyer's Unconditional Commitment To Close, Seller shall have the right to terminate this Agreement by providing Buyer with written notice that Seller has or believes (in its sole and absolute discretion) that it will reach agreement with Kimberly-Clark on a Scott Buy-Out Arrangement and is terminating the Agreement ("Seller Termination Notice"), which termination shall be effective ("Termination Date") upon delivery of the Seller Termination Notice to Buyer ("Seller's Kimberly-Clark Termination Rights"). If Seller exercises Seller's Kimberly-Clark Termination Rights, this Agreement and Escrow shall terminate pursuant to Paragraph 6.3 and Seller shall pay Buyer the Seller's Termination Reimbursement (as defined below) within ten (10) business days of Seller's receipt from Buyer of reasonable proof of Buyer's payment of the items requested as part of Seller's Termination Reimbursement. For purposes of this Paragraph, Buyer's Unconditional Commitment To Close shall mean the time at which Buyer shall have delivered in writing to Seller and Escrow Holder written notice that, except for Seller's satisfaction of its Paragraph 5.2 Closing obligations, all of Buyer's Conditions Precedent To Buyer's Performance and any other conditions to its Closing (including, without limitation, Paragraphs 3.1, 3.2, and 3.3) have conclusively been satisfied or waived by Buyer and Buyer is prepared and shall satisfy its Closing obligations and proceed with Close of Escrow within ten (10) business days thereafter. "Seller's Termination Reimbursement" shall solely consist of the following amounts: (i) the amount of the Deposit actually delivered to Escrow Holder by Buyer (including interest earned thereon), (ii) the Costs Payment, and (iii) those out-of-pocket expenses paid for due diligence review of the Property conducted on Buyer's behalf after the Effective Date of the Agreement but prior to the Termination Date and only to the extent the amounts sought do not exceed the amounts set forth in Buyer's due diligence budget attached as Exhibit "I".

                     (c) Subleases. Buyer acknowledges that Tenant has the right to sublease any portion of the premises under the Scott Lease and has sublet at least a portion of those premises to DuPont Capital Management Corporation. Buyer acknowledges and agrees that Seller shall be permitted to allow and/or not interfere with any subleases of the premises under the Scott Lease or any other Leases pursuant to which Seller allows any subleasing (in its sole and absolute discretion).

         11. CONDEMNATION OR CASUALTY.

               11.1 CONDEMNATION. If, before the Closing, all or enough of the Property is taken by eminent domain or condemnation proceedings so that the balance of the Property (assuming necessary repairs) is not sufficient for Buyer's intended use for the Property (collectively, a "Taking"), Seller shall notify Buyer of the event after actual knowledge of the Taking and, in that event, Buyer shall have the option to either (i) terminate this Agreement as of the date of the Taking, or (ii) continue with this transaction in accordance with the terms of this

Agreement and without any adjustment in the Purchase Price (but with the right to receive an assignment at Closing of all of Seller's condemnation proceeds for such Taking), by delivery of written notice of Buyer's election to Seller within ten (10) days after receipt of Seller's notice. If Seller and Escrow Holder receive Buyer's election to terminate this transaction or have not received any notice from Buyer within the 10-day period, then this transaction shall terminate, and the Deposit shall be returned to Buyer, as provided in Paragraph
6.3. If Buyer elects to continue with this transaction, as provided above, then such condemnation proceeds shall become the property of Buyer after Close of Escrow.

               11.2 CASUALTY. If, before the Closing, all or any portion of the Property is damaged by a casualty so that the Property (assuming necessary repairs) is not sufficient for Buyer's intended use for the Property (a "Casualty"), Seller shall notify Buyer of this event after actual knowledge of the Casualty, and, in this event, Buyer shall have the option to either (i) terminate this Agreement as of the date of the Casualty, or (ii) continue with this transaction in accordance with the terms of this Agreement and without any adjustment in the Purchase Price (but with the right to receive an assignment at Closing of all of Seller's insurance proceeds for such Casualty), by delivery of written notice of Buyer's election to Seller and Escrow Holder within ten (10) days after receipt of Seller's notice. If Seller and Escrow Holder receive Buyer's election to terminate this transaction or have not received any notice from Buyer within the 10-day period, then this transaction shall terminate, and the Deposit shall be returned to Buyer, as provided in Paragraph 6.3. If Buyer elects to continue with this transaction, as provided above, then such Casualty proceeds shall become the property of Buyer after Close of Escrow.

         12. REMEDIES AGAINST SELLER. IF CLOSE OF ESCROW AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT DO NOT OCCUR BY REASON OF ANY DEFAULT OR BREACH BY SELLER IN ITS OBLIGATION TO TRANSFER THE PROPERTY TO BUYER, BUYER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, TO EITHER: (I) SEEK SELLER'S SPECIFIC PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT (WITHOUT MONETARY DAMAGES) OR (II) SEEK RECOVERY OF "BUYER'S ACTUAL DAMAGES" AS DEFINED BELOW. BUYER'S SELECTED REMEDY SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDY FOR SUCH BREACH OR DEFAULT BY SELLER, AND BUYER SHALL NOT BE ENTITLED OR HAVE ANY RIGHT TO RECEIVE ANY OTHER RELIEF, LEGAL OR EQUITABLE. FOR PURPOSES OF THIS PARAGRAPH "BUYER'S ACTUAL DAMAGES" SHALL MEAN THE TOTAL OF THE FOLLOWING: (I) THE AMOUNT OF THE DEPOSIT ACTUALLY DELIVERED TO ESCROW HOLDER BY BUYER, INCLUDING ANY INTEREST EARNED THEREON, (II) THE COSTS PAYMENT, (III) AND THOSE OUT-OF-POCKET EXPENSES PAID FOR DUE DILIGENCE REVIEW OF THE PROPERTY CONDUCTED ON BUYER'S BEHALF AFTER THE EFFECTIVE DATE OF THIS AGREEMENT BUT PRIOR TO THE DATE OF BREACH, AND ONLY TO THE EXTENT THE AMOUNTS SOUGHT DO NOT EXCEED THE AMOUNTS SET FORTH IN BUYER'S DUE DILIGENCE BUDGET ATTACHED AS EXHIBIT "I".

             _________________          ________________
             SELLER'S INITIALS          BUYER'S INITIALS

         13. GENERAL PROVISIONS.

               13.1 ASSIGNMENT.

                     (a) This Agreement shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and permitted assigns.

                     (b) Buyer may only assign this Agreement and any interest or right under this Agreement or under the Escrow after obtaining Seller's prior written consent, in Seller's sole and absolute discretion. Any assignment shall not relieve Buyer of its obligations under this Agreement.

               13.2 ATTORNEYS' FEES AND/OR COSTS. In any action or proceeding between the parties to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in the action or proceeding shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys' fees, both at trial and on appeal.

               13.3 NOTICES AND APPROVALS. All notices, approvals or other communications (collectively, "Notices") required or permitted under this Agreement shall be in writing, and shall be sent by one or more of the following: (i) personally delivered, (ii) sent by overnight mail (Federal Express or the like), (iii) sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) sent by facsimile (provided that a follow-up hard copy of the facsimile is sent the same day by one of the other above methods). Notices shall be deemed received upon the earlier of (i) if personally delivered, the day of delivery, to the address of the person to receive such Notice, (ii) if sent by overnight mail, the first business day following its deposit in such overnight facility, (iii) if mailed, two (2) business days after the date of posting by the United State Post Office, or (iv) if by facsimile, the date of transmission. If multiple methods of providing notice have been used, the earlier date of deemed notice shall govern. In order to be effective, all Notices must be directed to the appropriate parties as follows.

         To Seller:       K/B Fund II
                          c/o Koll Investment Management, Inc.
                          4343 Von Karman Avenue
                          Newport Beach, California 92660
                          Attention:  Paula Gault, Senior Vice President
                          Telephone:  (714) 852-5252, ext. 571
                          Facsimile:  (714) 250-6055

         With a copy to:   James Chiboucas, Esq.
                           4343 Von Karman Avenue
                           Newport Beach, California 92660
                           Telephone: (714) 833-3030, ext. 398
                           Facsimile: (714) 852-9472

         To Buyer:         Brandywine Realty Trust
                           Two Greentree Centre, Suite 100
                           Marlton, New Jersey 08053
                           Attention:  Gerard H. Sweeney, President and CEO
                           Telephone:  (609) 797-0200
                           Facsimile:  (609) 797-0425 or (609) 797-0240

         With a copy to:   Pepper, Hamilton & Scheetz
                           3000 Two Logan Square
                           Eighteenth and Arch Streets
                           Philadelphia, Pennsylvania 19103-2799
                           Attention:   Brad Molotsky, Esq.
                           Telephone:   (215) 981-4262
                           Facsimile:   (215) 981-4930

         To Escrow Holder: Chicago Title Company
                           16969 Von Karman Avenue
                           Irvine, California 92715
                           Attention:   Joy Eaton
                           Telephone:   (714) 263-0134
                           Facsimile:   (714) 263-0356

               13.4 CONTROLLING LAW. This Agreement shall be construed under the laws of the State of Delaware in effect at the time of the signing of this Agreement.

               13.5 TITLES AND CAPTION. Titles and captions are for convenience only and shall not constitute a portion of this Agreement. References to paragraph numbers are to paragraphs in this Agreement, unless expressly stated otherwise.

               13.6 INTERPRETATION. As used in this Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where and when the context so dictates. The word "including" shall be construed as if followed by the words "without limitation." If a dispute arises over the interpretation or construction of any provision, term or word contained in this Agreement, this document shall be interpreted and construed neutrally, and not against either Buyer or Seller.

               13.7 NO WAIVER. A waiver by either party of a breach of any of the covenants, conditions or obligations under this Agreement to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, conditions or obligations of this Agreement.

               13.8 MODIFICATIONS. Any alteration, change or modification of or to this Agreement, in order to become effective, shall be made in writing and in each instance signed on behalf of each party.

               13.9 SEVERABILITY. If any term or provision of this Agreement, or its application to any party or set of circumstances, shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and each shall be valid and enforceable to the fullest extent permitted by law.

               13.10 INTEGRATION OF PRIOR AGREEMENTS AND UNDERSTANDINGS. This Agreement contains the entire understanding between the parties relating to the transaction contemplated by this Agreement. All prior or contemporaneous agreements, understandings, representations, warranties and statements, whether oral or written, expressed or implied, are superseded in their entirety by this Agreement, and are of no force or effect, in whole or in part.

               13.11 NOT AN OFFER. Seller's delivery of unsigned copies of this Agreement is solely for the purposes of review by Buyer, and neither the delivery nor any prior communications between Buyer and Seller, whether oral or written, shall in any way be construed as an offer by Seller, nor in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement. The signing of this Agreement by Buyer constitutes an offer which shall not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Buyer. If Seller has not deposited a fully executed original or facsimile (or combination of facsimile and original execution pages) of this Agreement with Escrow Holder by August 16, 1996, any offer effectuated by Buyer's signing of this Agreement shall be deemed revoked.

               13.12 TIME OF ESSENCE. Time is expressly made of the essence as to the performance of each and every obligation and condition of this Agreement.

               13.13 POSSESSION OF PROPERTY. Buyer shall be entitled to possession of the Property only after the Closing and not before.

               13.14 COUNTERPARTS. This Agreement may be signed in multiple counterparts which shall, when signed by all parties constitute a binding agreement.

               13.15 EXHIBITS INCORPORATED BY REFERENCE. All exhibits attached to this Agreement are incorporated into this Agreement by this reference.

               13.16 [OMITTED].

               13.17 COMPUTATION OF TIME. The time in which any act is to be done under this Agreement is computed by excluding the first day (such as the Effective Date), and including the last day, unless the last day is a holiday or Saturday or Sunday, and then that day is also excluded. All references to time shall be deemed to refer to Eastern Standard time.

               13.18 JOINT AND SEVERAL LIABILITY. If Buyer is composed of more than one individual or entity, all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of those individuals or entities who compose Buyer.

               13.19 BUYER'S WORK PRODUCT CONCERNING THE PROPERTY. If for any reason Buyer fails to purchase the Property, and as a condition to the return of the Deposit to Buyer (if Buyer is so entitled), Buyer shall immediately deliver to Seller, at no cost or expense to Seller, all test results, studies, plans, reports or other materials or work product prepared by Buyer, or its agents, employees or contractors, related to the Property ("work product"). Following delivery, Seller may use this work product for any purpose.

               13.20 NO OBLIGATIONS TO THIRD PARTIES. The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties to this Agreement to, any person or entity other than Seller and Buyer. There are not any third party beneficiaries to this Agreement, including, without limitation, Broker.

               13.21 SURVIVAL OF COVENANTS. The covenants, agreements, indemnitees, representations and warranties of Buyer shall survive the Close of Escrow and termination of this Agreement.

"SELLER"                                              "BUYER"

K/B Fund II, a Delaware general                       Brandywine Realty Trust, a
partnership                                           Maryland business trust

                                                          /s/ Gerard H. Sweeney
   By: K/B Opportunity Fund II, L.P., a               By: _____________________
       Delaware limited partnership,                      Gerard H. Sweeney,
       managing general partner                           President and CEO

       By: KB Opportunity Investors, a                    Attest/Witness
           California general partnership,
           sole general partner                           _____________________

           By: Koll Investment Management, Inc.,          _____________________
               a California corporation,                      (Print Name)
               general partner

                            /s/ Charles J. Schreiber, Jr.
Attest/Witness         By:  _____________________________
                            Charles J. Schreiber, Jr.
____________________         Executive Vice President

____________________
(Print Name)